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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to: (A) the inclusion in this Registration Statement on Form S-3 (333-3344) of SUSA Partnership, L.P., of (1) our report dated January 26, 1996, except for Note 5 and Note 12, as to which the date is March 21, 1996, on our audits of the consolidated financial statements of the SUSA Partnership, L.P. as of December 31, 1995 and 1994 and for the year ended December 31, 1995 and for the period from March 21, 1994 (inception) through December 31, 1994, and the combined results of Storage USA, Inc. (the "Predecessor") for the period from January 1, 1994 through March 23, 1994, and for the year ended December 31, 1993; and (2) our report dated January 26, 1996, on the financial statement schedule of SUSA Partnership, L.P. as of December 31, 1995, and (B) the incorporation by reference into this Registration Statement on Form S-3 of SUSA Partnership, L.P. of: (1) our report dated January 26, 1996, except for Note 5 and Note 13, as to which the date is March 21, 1996, on our audit of the consolidated financial statements of Storage USA, Inc. (the "Company") as of December 31, 1995 and 1994, and for the year ended December 31, 1995 and for the period from March 24, 1994 (inception) through December 31, 1994, and the combined results of Storage USA, Inc. (the "Predecessor") for the period from January 1, 1994 through March 23, 1994, and for the year ended December 31, 1993, which report is incorporated by reference in the Company's 1995 Form 10-K/A-1; (2) our report dated January 26, 1996, on our audit of the financial statement schedule of Storage USA, inc. as of December 31, 1995, which report is included in the Company's 1995 Form 10-A/A-1, and (3) our report dated December 29, 1995, on our audits of the Historical Summaries of Combined Gross Revenue and Direct Operating Expenses for certain self-storage facilities (the "Acquisition Facilities") for the year ended December 31, 1994, which report is included in the Company's 8-K dated April 5, 1996.

    We also consent to the reference to our firm under the caption "Experts."

                                          COOPERS & LYBRAND L.L.P.

Baltimore, Maryland
June 24, 1996